Exhibit 99.1

StoneCastle Financial Corp. Reports First Quarter 2020 Results

DENVER, May 7, 2020 – StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the first fiscal quarter ended March 31, 2020.

First Quarter 2020 Investment Highlights:

•	Realized full redemptions of $10.4 million from two investments

•	Realized proceeds from a partial call of $1.5 million from one investment

•	Realized proceeds from paydowns of $1.5 million from two investments

A complete listing of investments as of the end of the quarter can be found on the Company’s website at www.stonecastle-financial.com.

First Quarter 2020 Financial Results

Net investment income was $2,530,138 or $0.39 per share, comprised of $3,685,293 gross income and $1,155,155 of expenses. For the quarter, net realized capital losses were ($301,223) or ($0.05) per share. Net Assets at quarter end were $124,678,478. The unrealized depreciation of the portfolio was ($18,304,949) or ($2.79) per share. The Company’s Net Asset Value was $19.00 per share, down $2.83 from the prior quarter.

In the first quarter, the Company paid a cash distribution of $0.38 per share. The distribution was paid on March 25, 2020 to shareholders of record at the close of business on March 18, 2020.

The Company had $9.0 million outstanding on its $62.0 million credit facility at the quarter end, which represents approximately 7% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

As of the close of business on March 31, 2020, the Company had total assets of $134,924,421 consisting of total investments of $132,978,058, cash of $62,841, and other assets of $1,883,522.  Other assets include interest and dividends receivable of $1,288,615 and prepaid assets of $594,907.

During the quarter, the Company received a full redemption of $6.5 million from First Alliance Capital Trust I, Junior Subordinated Debt, 10.25%, due 7/25/2031 and $3.9 million of National Bank of Indianapolis, Trust Preferred Security, Series 2015-1, 9.74% Note, due 9/30/2030. The Company received a partial call of $1.5 million from Central Trust Company Capital Trust I, Junior Subordinated Debt, 10.25%, due 7/25/2031. Additionally, the Company received paydowns of $1.2 million from Preferred Term Securities, Fixed Rate Mezzanine Notes, 9.74%, due 9/15/2030 and $293,553 from M&T Trust Preferred Security, Series 2015-1, 9.74%, Note, due 9/30/2030.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on May 7, 2020 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on May 21, 2020. The replay can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13701960. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” Its investment objective is to provide stockholders with current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle-ArrowMark Asset Management LLC. To learn more, visit www.stonecastle-financial.com.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com.

CONTACT: Investor Contact:

Julie Muraco

212-468-5441

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities (unaudited)

	March 31, 2020	December 31, 2019
Assets
Investments in securities, at fair value (cost: $152,196,520 and $163,178,428 respectively)	$132,978,058	$162,264,915
Cash	62,841	35,328
Interest and dividends receivable	1,288,615	1,784,784
Prepaid assets	594,907	618,350
Total assets	134,924,421	164,703,377

Liabilities
Loan payable	9,000,000	17,700,000
Dividends payable	-	2,492,424
Investment advisory fee payable	587,069	726,500
Directors fee payable	92,603	20,325
Loan interest payable	3,829	38,976
Accrued expenses payable	562,442	525,918
Total liabilities	10,245,943	21,504,143
Net Assets	$124,678,478	$143,199,234

Net Assets consist of:
Common stock at par ($0.001 per share)	$6,562	$6,559
Paid-in-Capital	143,912,066	144,875,823
Total distributable earnings / (loss)	(19,240,150)	(1,683,148)
Net Assets	$124,678,478	$143,199,234

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,561,700	6,559,010
Net asset value per common share	$19.00	$21.83
Market price per share	$16.23	$22.30
Market price premium / (discount) to net asset value per share	-14.6%	2.15%

STONECASTLE FINANCIAL CORP.

Statement of Operations (unaudited)

	For The Three Months Ended March 31, 2020	For The Three Months Ended December 31, 2019
Investment Income
Interest	$2,809,760	$3,023,153
Dividends	737,056	909,992
Origination fee income	27,402	27,553
Other Income (service fees and due diligence fees)	111,075	153,903
Total Investment Income	3,685,293	$4,114,601

Expenses
Investment advisory fees	$587,069	$726,500
Interest expense	166,826	263,564
Directors’ fees	77,399	77,879
Transfer agent, custodian fees and administrator fees	72,364	73,159
Bank administration fees	40,017	40,457
Professional fees	39,773	40,760
ABA marketing and licensing fees	37,437	37,846
Investor relations fees	30,865	31,204
Delaware franchise tax	22,694	22,943
Insurance expense	17,951	18,148
Valuation fees	14,988	15,153
Printing	14,511	14,671
Due diligence expense	-	45,400
Miscellaneous fees (proxy, rating agency, etc.)	33,261	43,739
Total expenses	1,155,155	1,451,423
Net Investment Income	$2,530,138	$2,663,178

Realized and Unrealized Gain / (Loss) on Investments
Net realized gain / (loss) on investments	$(301,223)	$790,815
Net change in unrealized depreciation on investments	(18,304,949)	(442,960)
Net realized and unrealized gain / (loss) on investments	(18,606,172)	347,855
Net Increase / (Decrease) in Net Assets Resulting From Operations	$(16,076,034)	$3,011,033

STONECASTLE FINANCIAL CORP.

Financial Highlights (unaudited)

For The Three Months Ended March 31, 2020
Per Share Operating Performance
Net Asset Value, beginning of period	$21.83
Net investment income(1)	$0.39
Net realized and unrealized gain / (loss) on investments(1)	$(2.84)
Total from investment operations	$(2.45)
Less distributions to shareholders
From net investment income	$(0.38)
Total distributions	$(0.38)
Net asset value, end of period	$19.00

Per share market value, end of period	$16.23

Total Investment Return (2)
Based on market value	-25.44%
Based on net asset value	-10.84%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$124.7
Ratios (as a percentage to average net assets):
Expenses before waivers(3)(4)*	3.46%
Expenses after waivers(5)*	3.46%
Net investment income(6)*	7.58%
Portfolio turnover rate **	0.0%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$9,000
Asset coverage per $1,000 for revolving credit agreement(7)	14,853

(1)	Based on the average shares outstanding during quarter.
(2)	Reflects reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses and are not annualized.
(3)	Excluding interest expense, the ratio would have been 2.96%.
(4)	Ratio of expenses before waivers to average managed assets equals 3.09%.
(5)	Ratio of expenses after waivers to average managed assets equals 3.09%.
(6)	Ratio of net investment income to average managed assets equals 6.77%.
(7)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.
*	Annualized
**	Not-annualized